Exhibit 99.1
For Immediate Release
September 23, 2009

For more information:	Rex S. Schuette
Chief Financial Officer
706-781-2265
rex_schuette@ucbi.com
UNITED COMMUNITY BANKS, INC. ANNOUNCES
$175 MILLION PUBLIC COMMON STOCK OFFERING
BLAIRSVILLE, GA, September 23, 2009 — United Community Banks, Inc. (Nasdaq: UCBI), announced today that it will commence an underwritten public offering of approximately $175 million of its common stock. The net proceeds from the offering will be used to provide capital to support its subsidiary bank and for general corporate purposes, which will position United to take advantage of strategic business opportunities.
United expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares offered to cover any over allotments. The shares will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission as part of an effective Form S-3 shelf registration statement (File No. 333-159958). Sandler O’Neill + Partners, L.P. and SunTrust Robinson Humphrey will serve as joint book-running managers.
In conjunction with this offering, United has amended its existing shelf registration statement to increase the total dollar amount from $150 million to $300 million.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. United has filed a registration statement (including prospectus) with the SEC for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that United has filed with the SEC for more complete information about United and the offering. Investors may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, (866) 805-4128.
About United Community Banks, Inc.
Headquartered in Blairsville, United Community Banks is the third-largest bank holding company in Georgia. United Community Banks has assets of $8.4 billion and operates 27 community banks with 110 banking offices located throughout north Georgia, the Atlanta region, coastal Georgia, western North Carolina and east Tennessee. The company specializes in providing personalized community banking services to individuals and small to mid-size businesses. United Community Banks also offers the convenience of 24-hour access through a network of ATMs, telephone and on-line banking. United Community Banks common stock is listed on the Nasdaq Global Select Market under the symbol UCBI.
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about our ability to raise common capital, the amount of capital we intend to raise and our intended use of that capital. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, negative reaction to our public offering, unfavorable pricing of the offering and deterioration in the economy or our loan portfolio that could alter our intended use of the capital.
###